INVESTOR RELATIONS AGREEMENT

THIS INVESTOR RELATIONS AGREEMENT (the “Agreement”) is made and entered into effective April 7, 2010 by and between Two Eight, Inc. (the “Consultant”), and Socialwise, Inc., a California corporation (the “Client”), whose principal place of business is 6440 Lusk Blvd., Suite 200, San Diego California 92121.

WHEREAS, Consultant provides investor relations services for publicly traded companies; and

WHEREAS, the Client deems it to be in its best interest to retain Consultant to render to the Client such services as may be needed, and Consultant is ready, willing and able to render such consulting services to the Client.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Investor Relations Services. The Client hereby retains Consultant as an independent consultant to the Client and Consultant hereby accepts and agrees to such retention.  The parties agree that Consultant shall be ultimately responsible for the provision of the services hereunder, but that Consultant may contract with independent contractors to provide certain services hereunder.  The services provided by the Consultant shall include the following pursuant to the terms and conditions of this Agreement: (i) assist the Company with the development and creation of materials and communications tools to create awareness of the Company in the investment community and to promote positive relations between the Company and the investment community; (ii) assist the Company with the development and drafting of press releases; (iii) identify opportunities and coordinate the Company’s participation in investor conferences and industry interviews; (iv) assist the Company with communications to its shareholders and to develop strategies for broadening the Company’s investor base; (v) assist the Company with any due diligence requests from potential investors; and (vi) such other investor relations activities as requested by the Company and reasonably related to the above described activities.  In no event shall Consultant disclose any non-public information regarding the Company, or make any statements regarding the Company or its business which are not substantiated by the Company’s public filings.

2.

Independent Contractor. Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to as creating an employer-employee relationship between the parties to this Agreement. The Client shall not make social security, worker’s compensation or unemployment insurance payments on behalf of Consultant. The parties hereto acknowledge and agree that Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by Consultant. Rather, Consultant will use its best efforts and does not promise results.

3.

Time, Place and Manner of Performance. The Consultant shall be available for advice and counsel to the officers and directors of the Client as such reasonable and convenient times and places as may be mutually agreed upon.

4.

Term of Agreement. The term of this Agreement shall be through June 30, 2010, subject to prior termination as hereinafter provided.

5.

Compensation. Consultant shall be responsible for all costs incurred in providing the services.  Client shall pay Consultant One Hundred and Fifty Thousand (150,000) Shares of its unregistered Common Stock for its services hereunder.

6.

Termination.

(a)

Consultant’s relationship with the Client hereunder may be terminated for any reason whatsoever, at any time, by Client, upon three (3) days written prior notice.

(b)

This Agreement may be terminated by either party upon giving written notice to the other party if the other party is in default hereunder and such default is not cured within thirty (30) days of receipt of written notice of such default.

(c)

Client shall have the right and discretion to terminate this Agreement should the Consultant in performing their duties hereunder, violate any law, ordinance, permit or regulation of any governmental entity, except for violations which either singularly or in the aggregate do not have or will not have a material adverse effect on the operations of the Client.

(d)

Client acknowledges that Consultant has forgone other opportunities for this engagement.  In the event of termination without cause by the Client, all funds due to or paid to the Consultant through the date of termination shall be fully earned and non-refundable.

(e)

Upon termination, the parties shall have no further responsibilities to each other except that Consultant shall be responsible to comply with the provisions of Section 7 hereof.

7.

Confidentiality. The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Client and its affiliates that are valuable, special and unique assets and property of the Client and such affiliates. The Consultant will not, during the term of this Agreement, disclose, without the prior written consent or authorization of the Client, any of such information to any person, for any reason or purpose whatsoever. In this regard, the Client agrees that such authorization or consent to disclose may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

8.

Disclaimer of Responsibility for Act of the Client. In no event shall Consultant be required by this Agreement to represent or make management decisions for the Client. Consultant shall under no circumstances be liable for any expense incurred or loss suffered by the Client as a consequence of such decisions, made by the Client or any affiliates or subsidiaries of the Client.

9.

Indemnification.

(a)

Client shall protect, defend, indemnify and hold Consultant and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (i) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Client herein; (ii) negligent or willful misconduct of Client occurring during the term hereof; or (iii) a violation of state or federal securities laws by Client.

(b)

Consultant shall protect, defend, indemnify and hold Client and its assigns and attorneys, accountants, employees, officers and directors harmless from and against all losses, liabilities, damages, judgments, claims, counterclaims, demands, actions, proceedings, costs and expenses (including reasonable attorneys’ fees) of every kind and character resulting from, relating to or arising out of (i) the inaccuracy, non-fulfillment or breach of any representation, warranty, covenant or agreement made by the Consultant herein; (ii) negligent or willful misconduct of Consultant occurring during the term thereof; or (c) a violation of state or federal securities laws by Consultant or its representatives.

10.

Service and Notices.  Any service and/or notice required or permitted to be given under this Agreement shall be deemed sufficient if in writing and delivered or sent by registered or certified mail, or by Federal Express or other recognized courier to the principal office of each.

11.

Waiver of Breach. Any waiver by either party or a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by any party.

12.

Assignment. This Agreement and the right and obligations of the Consultant hereunder shall not be assignable without the written consent of the Client.

13.

Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of California and that in any action, special proceeding or other proceedings that may be brought arising out of, in connection with or by reason of this Agreement, the law of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction on which any action or special proceeding may be instituted.

14.

Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

15.

Entire Agreement. This Agreement constitutes and embodies the entire understanding and Agreement of the parties and supersedes and replaces all other or prior understandings, agreements and negotiations between the parties.

16.

Waiver and Modification. Any waiver, alteration, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

17.

Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts and delivered by facsimile transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement which is to be effective as of the date set forth above.

TWO EIGHT, INC.

/s/ Shadi Hanna

By: Two Eight, Inc.

Shadi Hanna, President

SOCIALWISE, INC.

/s/ James Collas

By: Socialwise, Inc.

James Collas, CEO

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